Exhibit 23.1

            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


  As independent public accountants, we hereby consent to the incorporation of our report included in this Form 8-K, into McMoRan Exploration Co.'s previously filed Registration
Statements on Form S-3 (File No. 333-95195) and on Form S-8 (File
Nos. 333-67485, 333-67963, 333-57484 and 333-87380).





                                 /s/  ARTHUR ANDERSEN LLP


New Orleans, Louisiana
  June 10, 2002